EXHIBIT 99.1

News Release
Contacts: Media: Greg Gable Charles Schwab Phone: 415-667-0473	Investors/Analysts: Rich Fowler Charles Schwab Phone: 415-667-1841

SCHWAB REPORTS RECORD QUARTERLY NET INCOME OF $350 MILLION

2014 Revenues Rise 11% to $6.1 Billion; Net Income Grows 23% to $1.3 Billion, both records

Total Client Assets Reach $2.46 Trillion at Year-end, Up 10%

SAN FRANCISCO, January 16, 2015 – The Charles Schwab Corporation announced today that its net income for the fourth quarter of 2014 was a record $350 million, up 9% from $321 million for the third quarter of 2014, and up 10% from $319 million for the fourth quarter of 2013.  Net income for the twelve months ended December 31, 2014 was $1.3 billion, up 23% year-over-year.  The company’s financial results for the fourth quarter and full-year 2014 include two nonrecurring items: net litigation proceeds of approximately $28 million and net losses of $8 million from selling securities totaling approximately $500 million, both relating to the company’s non-agency residential mortgage-backed securities portfolio.  Taken together, these items increased pre-tax income by approximately $20 million, or $0.01 per share.  The company’s financial results for full-year 2014 also include a net insurance settlement and a charge relating to future changes in the company’s geographic footprint, which were recognized in the third quarter.

	Three Months Ended			Twelve Months Ended
	December 31,		%	December 31,		%
Financial Highlights	2014	2013	Change	2014	2013	Change

Net revenues (in millions)	$1,551	$1,435	8%	$6,058	$5,435	11%
Net income (in millions)	$350	$319	10%	$1,321	$1,071	23%
Diluted earnings per common share	$.25	$.23	9%	$.95	$.78	22%
Pre-tax profit margin	35.7%	34.7%		34.9%	31.4%
Return on average common
stockholders’ equity (annualized)	12%	13%		12%	11%

CEO Walt Bettinger commented, “We’ve become one of the most successful investment services firms in the U.S. by staying true to our ‘through clients’ eyes’ strategy.  A steady focus on serving investor needs has helped our business grow to $2.46 trillion in client assets by year-end 2014.  That’s an increase of more than $214 billion, which is consistent with the 10% compound annual growth rate we’ve achieved over the past decade.  Clients brought us $124.8 billion in net new assets during 2014, marking the third consecutive year of core net new assets in excess of $100 billion.  The range of planning and advice solutions available through our contemporary full-service investing model continues to resonate with clients, and $1.23 trillion in client assets were enrolled in some form of ongoing advisory service at year-end, up 12% from last December.  We ended 2014 with record client account levels – active brokerage accounts were up 3% to 9.4 million and banking accounts rose 8% to 985,000.”

“Our success with clients and ongoing expense discipline in 2014 led to some of the strongest annual financial results in company history despite the extraordinarily low interest rate environment,” Mr. Bettinger continued.  “While net interest revenue remained severely constrained, our growth and diversified sources enabled us to achieve record net revenues of $6.1 billion and record net income of $1.3 billion, up 11% and 23%, respectively.  We also surpassed each

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of our initial financial expectations for the year.  Our double-digit revenue growth exceeded our earlier mid-to-high single-digit target; the gap between revenue and expense growth reached approximately 580 basis points, compared with our goal of 300-500 basis points; and our pre-tax profit margin of 34.9% topped our objective of around 34%.”

Mr. Bettinger said, “We continued to challenge the status quo on behalf of individual investors throughout 2014.  We transitioned the first 401(k) plan to the ETF version of our Schwab Index Advantage® 401(k) offering, giving participants unprecedented access to low cost index funds and personalized advice.  Approximately 120 plans and 73,000 participants have enrolled in the ETF and Mutual Fund versions of SIA to date.  Schwab ETF OneSource™, the largest commission-free, open-architecture platform of its kind, grew to include 65 additional funds.  Clients can now choose from a total offering of 182 ETFs without incurring transaction costs.  We also added 3- and 4-leg online options trading capabilities to StreetSmart Edge®, increasing the number of strategies available to traders.  We launched Schwab OpenView Mobile™, a customizable app that registered investment advisors can use to create a turnkey, branded mobile presence for their firms, and advisors and their clients also benefited from new approval tools allowing secure electronic signatures and wire transfer authorizations.  Most recently, we announced the planned first quarter 2015 launch of Schwab Intelligent Portfolios™,  a new automated investment advisory service that will provide sophisticated, diversified portfolios with no advisory fees, commissions or account service fees charged.  Schwab is positioned for more innovation in 2015 as we continue our work to make quality help and advice available to a broad spectrum of investors.”

CFO Joe Martinetto said, “Schwab’s 2014 results reflect our financial ‘formula’ hitting its stride.  As we’ve mentioned before, as long as economic drivers are stable or improving we should be able to turn client growth into revenue growth, which combined with sustained expense discipline should enable Schwab to build earnings faster than revenues.  2013 was the first year since the financial crisis where the macro environment did not mask our progress and the formula visibly returned to life from the sideways performance of prior periods.  We delivered more of the same in 2014 – we turned 10% client asset growth into 11% revenue growth, and then produced 23% earnings growth and a comparable level of EPS growth.  As clients increasingly took advantage of our full-service capabilities and the equity markets generally strengthened, asset management and administration fees grew 9% to a record $2.5 billion.  In addition, our growing client base helped net interest revenue rise 15% to a record $2.3 billion despite the ultra-low interest rate environment.  While trading revenue was roughly flat from year to year, overall revenue growth and careful expense management enabled us to increase our investment in client-related projects by 9% to a record $188 million while still achieving a 350-plus basis point improvement in our pre-tax profit margin.  Delivering margin improvement of that magnitude every year may not be practical or wise as we pursue the tremendous growth opportunities ahead, but we do expect to continue producing meaningful operating leverage on a consistent basis.”

Mr. Martinetto continued, “At Schwab, we view expense discipline as something more than simply capping costs – to us, it’s the art of thoughtfully balancing near-term profitability with reinvestment to drive growth.  Finding that balance is clearly critical to sustaining and enhancing our business momentum while building stockholder value, but we believe it’s also critical to leveraging Schwab’s enormous and growing scale.  We have been able to invest $2 billion in client-related projects and marketing over the past five years, which has helped us expand our client base by $1 trillion, or over 70%.  At the same time, our discipline enabled us to reduce the relative cost of serving those assets – measured by the ratio of total expenses to average client assets – by a third, to just 16 basis points.  We believe this growing scale provides us with an important competitive advantage: superior flexibility in making investment and pricing decisions as we remain intent on providing our clients great products and services at an outstanding value.  As the interest rate environment improves, we expect to remain among an elite group of companies that reliably invest for and exhibit healthy growth while also maintaining superior levels of profitability.”

“We ended the year with a healthy balance sheet and a capital base poised to support ongoing growth,” Mr. Martinetto concluded.  “Our strong financial performance helped build our consolidated Tier 1 Leverage Ratio throughout 2014 and we’ve begun to take advantage of that growing flexibility.  During the fourth quarter, we took steps to harmonize our thresholds for sweeping idle client cash to Schwab Bank, sending an increased flow of that cash to our balance sheet at an improved revenue yield.  At year-end, stockholder’s equity exceeded $11.8 billion, and our preliminary Tier 1 Leverage Ratio came in at 6.9%.”

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Business highlights for the fourth quarter (data as of quarter-end unless otherwise noted):

Investor Services

•	New retail brokerage accounts for the quarter totaled approximately 146,000, down 5% from the year-earlier period; total accounts were 6.7 million as of December 31, 2014, up 2% year-over-year.
•	Held planning conversations with approximately 24,000 clients. Approximately 109,000 planning conversations were held in 2014, up 8% from 2013.
•

Launched a new Proposal Tool that allows our Financial Consultants to work more collaboratively with clients and prospects on their financial goals, providing a detailed comparison of the client’s current and proposed portfolios.

•

Schwab Private Client™ increased its industry-leading asset allocation models from 5 to 26, further customizing client portfolios and supporting both total-return and income-generation approaches to wealth management.

•

Schwab Trading Services™ hosted its first all-day educational event, reaching over 2,600 active traders with both in-person and online seminars that offered real-time trading insights and in-depth educational workshops.

•

Expanded Schwab.com’s third-party research offering to include Morningstar® equity reports and ratings, sector information, and analyst insights, giving clients more choice and depth as they research investments, at no charge.

Advisor Services

•

Hosted over 5,000 advisors, exhibitors, sponsors, and media for our best-attended IMPACT® conference ever. IMPACT is the largest and longest-running annual gathering of independent registered investment advisors.  Schwab executives and industry leaders addressed product, technology, and practice management solutions for advisors.

•

Released enhancements to PortfolioCenter®, Schwab’s desktop and cloud-based platform for portfolio management and reporting, that improve advisor efficiency and accuracy by providing richer data and shorter processing times.

•	Launched trading integration with Tamarac, enabling advisors to send trades directly from Tamarac’s Advisor Xi® platform to Schwab Advisor Center® for streamlined processing.
•	Announced Envestnet’s participation in the Schwab OpenView Gateway™, which will allow advisors to access data on Schwab Advisor Center in real-time from the Envestnet Advisor Suite™.

Products and Infrastructure

•	For Charles Schwab Bank:
o	Balance sheet assets = $111.2 billion, up 11% year-over-year.
o	Outstanding mortgage and home equity loans = $11.1 billion.
o	First mortgage originations through its loan program during the quarter = $741 million.
o	Pledged Asset Line® balances = $2.3 billion.
o	Delinquency, nonaccrual, and loss reserve ratios for Schwab Bank’s loan portfolio = 0.27%, 0.26% and 0.31%, respectively, at month-end December.
o	Schwab Bank High Yield Investor Checking® accounts = 791,000, with $12.3 billion in balances.
•	For Charles Schwab Investment Management:
o

Schwab proprietary funds posted record net inflows of $12.3 billion in 2014.  The largest share of net inflows was to Schwab ETFs™, which attracted $8.7 billion; Schwab Fundamental Index Mutual Funds also had record net inflows of $1.7 billion (Fundamental Index is a registered trademark of Research Affiliates LLC).

o	Assets in Schwab ETFs™ totaled a record $26.9 billion at year-end, up almost 60% from December 2013.
o	Total client assets invested in Schwab proprietary funds reached a record $267.5 billion, up 8% year-over-year.
•	Client assets managed by Windhaven® totaled $16.2 billion, down 12% from the fourth quarter of 2013.
•	Client assets managed by ThomasPartners® totaled $6.8 billion, up 51% from the fourth quarter of 2013.
•	Opened new facilities in Denver and El Paso, helping improve the company’s efficiency by migrating existing operations and future growth to cost-effective areas.

Supporting schedules are either attached or located at: http://www.aboutschwab.com/investor-relations/financial-reports.

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Commentary from the CFO

Joe Martinetto, Executive Vice President and Chief Financial Officer, provides insight and commentary regarding Schwab’s financial picture at: http://aboutschwab.com/investor-relations/cfo-commentary.

Forward Looking Statements

This press release contains forward-looking statements relating to the launch of Schwab Intelligent Portfolios and other help and advice services and products; growth in clients, revenue and earnings;  expense discipline; growth opportunities; operating leverage; business momentum; stockholder value; growing scale; flexibility in making investment and pricing decisions; profitability; and capital base and flexibility.

Important factors that may cause such differences include, but are not limited to, the company’s ability to develop and launch new products, services and capabilities in a timely and successful manner, including Schwab Intelligent Portfolios; use of the company’s advisory services and other products, solutions and services; the company’s ability to attract and retain clients and grow client assets/relationships; competitive pressures on rates and fees; general market conditions, including the level of interest rates, equity valuations and trading activity; the level of client assets, including cash balances; the company’s ability to monetize client assets; the company’s ability to manage expenses; timing and amount of severance and other costs related to reducing the company’s San Francisco footprint; capital needs and management; the impact of changes in market conditions on money market fund fee waivers, revenues, expenses and pre-tax margins; regulatory guidance; acquisition integration costs; trading activity; the effect of adverse developments in litigation or regulatory matters and the extent of any charges associated with legal matters; any adverse impact of financial reform legislation and related regulations; and other factors set forth in the company’s most recent reports on Form 10-K and Form 10-Q.

About Charles Schwab

The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with more than 325 offices and 9.4 million active brokerage accounts, 1.4 million corporate retirement plan participants, 985,000 banking accounts, and $2.46 trillion in client assets as of December 31, 2014.  Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, money management and financial advisory services to individual investors and independent investment advisors.  Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, http://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services.  Its banking subsidiary, Charles Schwab Bank (member FDIC and an Equal Housing Lender), provides banking and lending services and products.  More information is available at www.schwab.com and www.aboutschwab.com.

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THE  CHARLES  SCHWAB  CORPORATION

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net Revenues
Asset management and administration fees	$641	$608	$2,533	$2,315
Interest revenue	607	558	2,374	2,085
Interest expense	(23)	(26)	(102)	(105)
Net interest revenue	584	532	2,272	1,980
Trading revenue	239	231	907	913
Other	90	64	343	236
Provision for loan losses	(3)	2	4	1
Net impairment losses on securities (1)	-	(2)	(1)	(10)
Total net revenues	1,551	1,435	6,058	5,435
Expenses Excluding Interest
Compensation and benefits	543	515	2,184	2,027
Professional services	122	107	457	415
Occupancy and equipment	82	78	324	309
Advertising and market development	58	59	245	257
Communications	55	55	223	220
Depreciation and amortization	54	49	199	202
Other	83	74	311	300
Total expenses excluding interest	997	937	3,943	3,730
Income before taxes on income	554	498	2,115	1,705
Taxes on income	204	179	794	634
Net Income	350	319	1,321	1,071
Preferred stock dividends	21	22	60	61
Net Income Available to Common Stockholders	$329	$297	$1,261	$1,010
Weighted-Average Common Shares Outstanding — Diluted	1,320	1,304	1,315	1,293
Earnings Per Common Share — Basic	$.25	$.23	$.96	$.78
Earnings Per Common Share — Diluted	$.25	$.23	$.95	$.78

(1)

There were less than $1 million of impairment losses on securities for the three months ended December 31, 2014. Net impairment losses on securities include total other-than-temporary impairment losses of $0 and $0 recognized in other comprehensive income, net of less than $(1) million and $(2) million reclassified from other comprehensive income, for the three months ended December 31,  2014 and 2013, respectively. Net impairment losses on securities include total other-than-temporary impairment losses of $1 million and $2 million recognized in other comprehensive income, net of $0 and $(8) million reclassified from other comprehensive income, for the twelve months ended December 31, 2014 and 2013, respectively.

See Note to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

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THE  CHARLES  SCHWAB  CORPORATION

Financial and Operating Highlights

(Unaudited)

	Q4-14 % change		2014				2013
	vs.	vs.	Fourth	Third	Second	First	Fourth
(In millions, except per share amounts and as noted)	Q4-13	Q3-14	Quarter	Quarter	Quarter	Quarter	Quarter
Net Revenues
Asset management and administration fees	5%	(1%)	$641	$649	$632	$611	$608
Net interest revenue	10%	2%	584	573	562	553	532
Trading revenue	3%	14%	239	209	212	247	231
Other	41%	(25%)	90	120	65	68	64
Provision for loan losses	N/M	N/M	(3)	1	7	(1)	2
Net impairment losses on securities	(100%)	(100%)	-	(1)	-	-	(2)
Total net revenues	8%	-	1,551	1,551	1,478	1,478	1,435
Expenses Excluding Interest
Compensation and benefits	5%	(8%)	543	593	520	528	515
Professional services	14%	4%	122	117	112	106	107
Occupancy and equipment	5%	-	82	82	80	80	78
Advertising and market development	(2%)	(2%)	58	59	65	63	59
Communications	-	-	55	55	57	56	55
Depreciation and amortization	10%	10%	54	49	48	48	49
Other	12%	6%	83	78	75	75	74
Total expenses excluding interest	6%	(3%)	997	1,033	957	956	937
Income before taxes on income	11%	7%	554	518	521	522	498
Taxes on income	14%	4%	204	197	197	196	179
Net Income	10%	9%	$350	$321	$324	$326	$319
Preferred stock dividends	(5%)	133%	21	9	22	8	22
Net Income Available to Common Stockholders	11%	5%	$329	$312	$302	$318	$297
Basic earnings per common share	9%	4%	$.25	$.24	$.23	$.24	$.23
Diluted earnings per common share	9%	4%	$.25	$.24	$.23	$.24	$.23
Dividends declared per common share	-	-	$.06	$.06	$.06	$.06	$.06
Weighted-average common shares outstanding - diluted	1%	-	1,320	1,316	1,313	1,311	1,304
Performance Measures
Pre-tax profit margin			35.7%	33.4%	35.3%	35.3%	34.7%
Return on average common stockholders’ equity (annualized) (1)			12%	12%	12%	13%	13%
Financial Condition (at quarter end, in billions)
Cash and investments segregated	(12%)	5%	$20.8	$19.9	$19.1	$20.5	$23.6
Receivables from brokerage clients	12%	2%	$15.7	$15.4	$14.7	$14.6	$14.0
Loans to banking clients	8%	2%	$13.4	$13.1	$12.9	$12.6	$12.4
Total assets	8%	5%	$154.6	$147.4	$143.4	$144.1	$143.6
Deposits from banking clients	11%	6%	$102.8	$97.3	$95.7	$95.6	$93.0
Payables to brokerage clients	(3%)	4%	$34.3	$33.1	$31.5	$32.3	$35.3
Long-term debt	-	-	$1.9	$1.9	$1.9	$1.9	$1.9
Stockholders’ equity	13%	3%	$11.8	$11.5	$11.2	$10.8	$10.4
Other
Full-time equivalent employees (at quarter end, in thousands)	6%	2%	14.6	14.3	14.1	14.0	13.8
Annualized net revenues per average full-time equivalent
employee (in thousands)	3%	(2%)	$428	$437	$422	$422	$416
Capital expenditures - cash purchases of equipment, office
facilities, and property, net (in millions)	-	(38%)	$90	$146	$101	$67	$90
Clients’ Daily Average Trades (in thousands)
Revenue trades (2)	6%	17%	315	269	274	337	297
Asset-based trades (3)	27%	25%	80	64	75	72	63
Other trades (4)	32%	24%	169	136	134	145	128
Total	16%	20%	564	469	483	554	488
Average Revenue Per Revenue Trade (2)	(2%)	(2%)	$12.04	$12.24	$12.26	$12.03	$12.33

(1)	Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(2)	Includes all client trades that generate either commission revenue or revenue from principal markups (i.e., fixed income); also known as DART.
(3)	Includes eligible trades executed by clients who participate in one or more of the Company’s asset-based pricing relationships.
(4)	Includes all commission free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.

N/M Not meaningful.

See Note to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

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THE  CHARLES  SCHWAB  CORPORATION

Net Interest Revenue Information

(In millions)

(Unaudited)

	Three Months Ended						Twelve Months Ended
	December 31,						December 31,
	2014			2013			2014			2013
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets:
Cash and cash equivalents	$8,031	$5	0.25%	$6,497	$4	0.24%	$7,179	$16	0.22%	$6,943	$16	0.23%
Cash and investments segregated	20,321	6	0.12%	23,256	6	0.10%	20,268	24	0.12%	25,419	35	0.14%
Broker-related receivables (1)	330	-	0.07%	399	-	-	325	-	0.09%	377	-	0.04%
Receivables from brokerage clients	14,338	124	3.43%	12,427	113	3.61%	13,778	482	3.50%	11,800	434	3.68%
Securities available for sale (2)	52,271	133	1.01%	51,680	144	1.11%	52,057	546	1.05%	49,114	557	1.13%
Securities held to maturity	33,909	215	2.52%	28,815	180	2.48%	32,361	828	2.56%	24,915	610	2.45%
Loans to banking clients	13,291	91	2.72%	12,320	86	2.77%	12,906	355	2.75%	11,758	329	2.80%
Total interest-earning assets	142,491	574	1.60%	135,394	533	1.56%	138,874	2,251	1.62%	130,326	1,981	1.52%
Other interest revenue		33			25			123			104
Total interest-earning assets	$142,491	$607	1.69%	$135,394	$558	1.64%	$138,874	$2,374	1.71%	$130,326	$2,085	1.60%
Funding sources:
Deposits from banking clients	$98,485	$8	0.03%	$91,322	$7	0.03%	$95,842	$30	0.03%	$85,465	$31	0.04%
Payables to brokerage clients (1)	26,965	-	0.01%	28,510	1	0.01%	26,731	2	0.01%	30,258	3	0.01%
Long-term debt	1,899	18	3.76%	1,903	18	3.75%	1,901	73	3.84%	1,751	69	3.94%
Total interest-bearing liabilities	127,349	26	0.08%	121,735	26	0.08%	124,474	105	0.08%	117,474	103	0.09%
Non-interest-bearing funding sources	15,142			13,659			14,400			12,852
Other interest expense (1,3)		(3)			-			(3)			2
Total funding sources	$142,491	$23	0.06%	$135,394	$26	0.08%	$138,874	$102	0.07%	$130,326	$105	0.08%
Net interest revenue		$584	1.63%		$532	1.56%		$2,272	1.64%		$1,980	1.52%

(1)	Interest revenue or expense was less than $500,000 in the period or periods presented.
(2)	Amounts have been calculated based on amortized cost.
(3)	Includes the impact of capitalizing interest on building construction and software development.

See Note to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

Note to Consolidated Statements of Income, Financial and Operating Highlights,

and Net Interest Revenue Information

(Unaudited)

The Company

The consolidated statements of income, financial and operating highlights, and net interest revenue information include The Charles Schwab Corporation (CSC) and its majority-owned subsidiaries (collectively referred to as the Company), including Charles Schwab & Co., Inc. and Charles Schwab Bank. The consolidated statements of income, financial and operating highlights, and net interest revenue information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

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THE  CHARLES  SCHWAB  CORPORATION

Asset Management and Administration Fees Information

(In millions)

(Unaudited)

	Three Months Ended						Twelve Months Ended
	December 31,						December 31,
	2014			2013			2014			2013
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds
before fee waivers	$165,631	$243	0.58%	$165,170	$241	0.58%	$164,564	$957	0.58%	$162,484	$936	0.58%
Fee waivers		(193)			(182)			(751)			(674)
Schwab money market funds	165,631	50	0.12%	165,170	59	0.14%	164,564	206	0.13%	162,484	262	0.16%
Equity and bond funds (1)	90,351	50	0.22%	70,278	43	0.24%	83,916	192	0.23%	63,012	157	0.25%
Mutual Fund OneSource ®	261,617	208	0.32%	255,255	204	0.32%	264,021	839	0.32%	242,907	774	0.32%
Total mutual funds (2)	$517,599	308	0.24%	$490,703	306	0.25%	$512,501	1,237	0.24%	$468,403	1,193	0.25%
Advice solutions (2)	$174,513	217	0.49%	$155,436	195	0.50%	$169,455	840	0.50%	$144,639	718	0.50%
Other (3)		116			107			456			404
Total asset management
and administration fees		$641			$608			$2,533			$2,315

(1)	Includes Schwab Exchange-traded Funds.
(2)

Advice solutions include separately managed accounts, customized personal advice for tailored portfolios, and specialized planning and full-time portfolio management offered through the Company’s Schwab Private Client, Schwab Managed Portfolio and Managed Account Select programs. Advice solutions also include Schwab Advisor Network, Schwab Advisor Source, Windhaven, and ThomasPartners. Average client assets for advice solutions may also include the asset balances contained in the three categories of mutual funds listed above.

(3)	Includes various asset based fees, such as trust fees, 401(k) record keeping fees, and mutual fund clearing and other service fees.

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THE  CHARLES  SCHWAB  CORPORATION

Growth in Client Assets and Accounts

(Unaudited)

	Q4-14 % Change		2014				2013
	vs.	vs.	Fourth	Third	Second	First	Fourth
(In billions, at quarter end, except as noted)	Q4-13	Q3-14	Quarter	Quarter	Quarter	Quarter	Quarter

Assets in client accounts
Schwab One®, other cash equivalents and deposits
from banking clients	7%	5%	$136.0	$129.7	$126.5	$126.8	$127.3
Proprietary mutual funds (Schwab Funds® and Laudus Funds®):
Money market funds	-	2%	167.9	164.7	160.0	166.3	167.7
Equity and bond funds (1)	13%	4%	61.5	59.1	59.1	56.7	54.4
Total proprietary funds	3%	3%	229.4	223.8	219.1	223.0	222.1
Mutual Fund Marketplace® (2)
Mutual Fund OneSource®	-	(1%)	260.5	262.1	271.6	264.5	260.5
Mutual fund clearing services	12%	(1%)	164.7	166.3	161.1	151.5	147.4
Other third-party mutual funds	10%	1%	461.9	456.1	463.5	439.4	420.9
Total Mutual Fund Marketplace	7%	-	887.1	884.5	896.2	855.4	828.8
Total mutual fund assets	6%	1%	1,116.5	1,108.3	1,115.3	1,078.4	1,050.9
Exchange-traded funds (ETFs) (1)
Proprietary ETFs	60%	17%	26.9	22.9	21.5	19.0	16.8
ETF OneSource® (2)	73%	4%	14.7	14.1	10.6	9.5	8.5
Other third-party ETFs	9%	6%	194.7	184.2	190.1	184.3	179.0
Total ETF assets	16%	7%	236.3	221.2	222.2	212.8	204.3
Equity and other securities (1)	14%	4%	800.4	771.6	766.5	722.0	702.0
Fixed income securities	6%	1%	188.7	187.3	185.2	181.2	177.5
Margin loans outstanding	13%	(1%)	(14.3)	(14.4)	(13.8)	(13.2)	(12.6)
Total client assets	10%	2%	$2,463.6	$2,403.7	$2,401.9	$2,308.0	$2,249.4

Client assets by business
Investor Services	9%	2%	$1,351.5	$1,323.3	$1,321.0	$1,270.9	$1,241.5
Advisor Services	10%	3%	1,112.1	1,080.4	1,080.9	1,037.1	1,007.9
Total client assets	10%	2%	$2,463.6	$2,403.7	$2,401.9	$2,308.0	$2,249.4

Net growth in assets in client accounts (for the quarter ended)
Net new assets
Investor Services (3)	N/M	(26%)	$13.8	$18.7	$9.7	$16.9	$(12.8)
Advisor Services	33%	21%	19.4	16.0	13.0	17.3	14.6
Total net new assets	N/M	(4%)	33.2	34.7	22.7	34.2	1.8
Net market gains (losses)	(74%)	181%	26.7	(32.9)	71.2	24.4	102.6
Net growth	(43%)	N/M	$59.9	$1.8	$93.9	$58.6	$104.4

New brokerage accounts (in thousands, for the quarter ended)	(3%)	6%	243	229	242	258	250
Clients (in thousands)
Active Brokerage Accounts	3%	1%	9,386	9,309	9,252	9,178	9,093
Banking Accounts	8%	2%	985	970	950	933	916
Corporate Retirement Plan Participants	9%	2%	1,428	1,405	1,344	1,338	1,305

(1)

Beginning in the first quarter of 2014, exchange-traded funds (ETFs) are presented separately; they were previously included in Equity and bond funds and Equity and other securities. Prior period information has been recast to reflect this change.

(2)	Excludes all proprietary mutual funds and ETFs.
(3)

Third quarter of 2014 includes inflows of $10.2 billion and an outflow of $3.4 billion from certain mutual fund clearing services clients. Fourth quarter of 2013 includes inflows of $5.4 billion from certain mutual fund clearing services clients and an outflow of $30.2 billion relating to the planned transfer of a mutual fund clearing services client.

N/M Not meaningful.

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	The Charles Schwab Corporation Monthly Activity Report For December 2014

	2013	2014												Change
	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Mo.	Yr.
Market Indices
(at month end)
Dow Jones Industrial Average	16,577	15,699	16,322	16,458	16,581	16,717	16,827	16,563	17,098	17,043	17,391	17,828	17,823	-	8%
Nasdaq Composite	4,177	4,104	4,308	4,199	4,115	4,243	4,408	4,370	4,580	4,493	4,631	4,792	4,736	(1%)	13%
Standard & Poor’s 500	1,848	1,783	1,859	1,872	1,884	1,924	1,960	1,931	2,003	1,972	2,018	2,068	2,059	-	11%
Client Assets
(in billions of dollars)
Beginning Client Assets	2,217.1	2,249.4	2,217.4	2,294.3	2,308.0	2,312.9	2,354.2	2,401.9	2,382.7	2,448.3	2,403.7	2,440.6	2,478.8
Net New Assets (1)	9.9	11.9	10.9	11.4	0.3	10.9	11.5	15.9	8.5	10.3	7.9	10.9	14.4	32%	45%
Net Market Gains (Losses)	22.4	(43.9)	66.0	2.3	4.6	30.4	36.2	(35.1)	57.1	(54.9)	29.0	27.3	(29.6)
Total Client Assets (at month end)	2,249.4	2,217.4	2,294.3	2,308.0	2,312.9	2,354.2	2,401.9	2,382.7	2,448.3	2,403.7	2,440.6	2,478.8	2,463.6	(1%)	10%

Receiving Ongoing Advisory Services
(at month end)
Investor Services	155.1	153.0	158.3	159.2	160.6	163.7	176.5	175.1	180.0	177.3	180.2	183.3	182.5	-	18%
Advisor Services (2)	946.3	934.1	966.4	973.5	977.4	995.3	1,014.9	1,007.2	1,035.3	1,015.3	1,032.4	1,049.0	1,045.6	-	10%
Client Accounts
(at month end, in thousands)
Active Brokerage Accounts	9,093	9,119	9,146	9,178	9,217	9,228	9,252	9,269	9,288	9,309	9,326	9,346	9,386	-	3%
Banking Accounts	916	923	928	933	938	944	950	956	964	970	974	979	985	1%	8%
Corporate Retirement Plan Participants	1,305	1,325	1,327	1,338	1,344	1,346	1,344	1,381	1,383	1,405	1,416	1,416	1,428	1%	9%
Client Activity
New Brokerage Accounts (in thousands)	93	90	78	90	95	71	76	78	75	76	76	70	97	39%	4%
Inbound Calls (in thousands)	1,961	2,048	1,846	1,961	1,938	1,691	1,806	1,873	1,768	1,755	1,928	1,656	1,980	20%	1%
Web Logins (in thousands)	31,751	35,348	33,394	34,200	34,254	32,165	32,768	33,426	32,491	31,098	32,409	31,528	34,580	10%	9%
Cash as a Percentage of Client Assets (3)	13.1%	13.2%	12.7%	12.7%	12.4%	12.2%	11.9%	12.1%	11.9%	12.2%	12.1%	11.9%	12.3%	40 bp	(80) bp
Mutual Fund and Exchange-Traded Fund
Net Buys (Sells) (4, 5, 6)
(in millions of dollars)
Large Capitalization Stock	942	226	(33)	676	95	129	311	773	620	228	1,881	1,538	1,347
Small / Mid Capitalization Stock	400	373	(381)	680	(430)	(564)	220	(355)	(639)	(127)	(307)	91	(346)
International	1,403	1,782	891	1,028	1,665	1,240	2,137	817	524	166	(20)	794	177
Specialized	(278)	1,213	1,183	912	609	377	1,690	1,082	373	(24)	781	503	566
Hybrid	301	447	599	107	230	406	201	532	165	-	(531)	(363)	(687)
Taxable Bond	(963)	1,256	3,208	1,344	449	1,346	606	92	683	(3,475)	797	577	(1,914)
Tax-Free Bond	(354)	464	429	474	246	584	516	277	400	463	584	479	603
Net Buy (Sell) Activity
(in millions of dollars)
Mutual Funds (5)	(480)	4,838	3,658	3,611	1,312	2,236	3,313	1,804	612	(4,022)	358	254	(4,381)
Exchange-Traded Funds (6)	1,930	923	2,237	1,612	1,553	1,284	2,368	1,414	1,514	1,253	2,827	3,365	4,127
Money Market Funds	3,429	(986)	(318)	(135)	(4,141)	(561)	(1,664)	1,493	1,248	2,224	477	(1,643)	4,294
Average Interest-Earning Assets (7)
(in millions of dollars)	136,046	137,029	136,947	137,625	137,164	136,588	137,328	137,785	139,027	140,115	141,502	141,884	144,695	2%	6%

(1)

September 2014 includes an inflow of $7.8 billion and outflow of $3.4 billion from certain mutual fund clearing services clients. July 2014 includes an inflow of $2.4 billion from a mutual fund clearing services client.

(2)	Excludes Retirement Business Services Trust.
(3)	Schwab One®, other cash equivalents, deposits from banking clients and money market fund balances as a percentage of total client assets.
(4)	Beginning in March 2014, amounts include both mutual fund and exchange-traded fund (ETF) transactions. Prior period amounts have been recast to reflect this change.
(5)

Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers. Excludes money market fund transactions.

(6)	Represents the principal value of client ETF transactions handled by Schwab, including transactions in proprietary ETFs.
(7)	Represents total interest-earning assets on the Company's balance sheet.

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